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                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
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

                                                                  Income             Shares              Per Share
                                                                (Numerator)       (Denominator)            Amount
                                                                -----------       -------------            ------

                                                                      FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                                      -----------------------------------------
Net income applicable to common shareholders                  $   104,559
                                                              ===========

BASIC EPS
   Income applicable to shareholders                                                8,511,655              $0.01
                                                                                                           =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                             10,658
DILUTED EPS
   Income applicable to shareholders                                                8,522,313              $0.01
                                                                                    =========              =====

                                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1999

Net loss before cumulative effect of accounting
   change applicable to common shareholders                   $(1,437,766)
                                                              ============

BASIC EPS
   Loss before cumulative effect of accounting
   change applicable to common shareholders                                         8,663,434             ($0.16)
                                                                                                          ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                            168,262
DILUTED EPS
   Loss before cumulative effect of accounting
   change applicable to common shareholders                                         8,831,696             ($0.16)
                                                                                    =========             ======

Cumulative effect of accounting change                        $(1,706,416)
                                                              ===========

BASIC EPS
   Cumulative effect of accounting change                                           8,663,434             ($0.20)
                                                                                                          ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                            168,262
DILUTED EPS
   Cumulative effect of accounting change                                           8,831,696             ($0.20)
                                                                                    =========             ======

Net loss applicable to common shareholders                    $(3,144,182)
                                                              ===========

BASIC EPS
   Loss applicable to common shareholders                                           8,663,434             ($0.36)
                                                                                                          ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                            168,262
DILUTED EPS
   Loss applicable to common shareholders                                           8,831,696             ($0.36)
                                                                                    =========             ======
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